Exhibit 2.2

First Amendment to Contribution Agreement

This First Amendment to Contribution Agreement (this “Amendment”) is made and entered into on this 31st day of May, 2012 (the “Effective Date”) by and among Trade Street Property Fund I, LP, a Delaware limited partnership (“Trade Street Fund”), Trade Street Capital, LLC, a Florida limited liability company (“Trade Street Capital”), Feldman Mall Properties, Inc., a Maryland corporation (the “Acquirer”), Feldman Equities Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), BCOM Real Estate Fund, LLC, a Delaware limited liability company (“BREF”), Trade Street Adviser GP, Inc., a Florida corporation, and Michael and Heidi Baumann, each individual citizens of the State of Florida.

RECITALS

WHEREAS, Trade Street Fund, Trade Street Capital, the Acquirer, the Operating Partnership, BREF and certain other parties named therein are parties to that certain Contribution Agreement, dated April 23, 2012 (the “Agreement”); and

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	Capitalized terms used herein and not otherwise defined herein shall have the same meaning as provided in the Agreement.

2.	In order to remedy a typographical error in the Agreement, Section 1.4(b)(D) of the Agreement is amended to provide that the Class B Preferred OP Units shall be convertible into Common OP Units on the first anniversary of the date of issuance, not the second anniversary of the date of issuance.

3.	In order to remedy a typographical error in the Trade Street Disclosure Schedule, Schedule 3.2(a) of the Trade Street Disclosure Schedule is hereby amended to replace “BCOM Adviser GP, Inc.” with “Trade Street Adviser GP, Inc.”

4.	Section 4.2(j) of the Agreement is deleted in its entirety and replaced with the following:

(j) Exchange Act Registration; Stock Exchange Listing. Acquirer shall provide all information concerning Acquirer and its business and assets as may be requested in connection with, and shall otherwise cooperate with Trade Street Capital in, the preparation and filing of a registration statement registering the Common Stock under Section 12(b) of the Exchange Act and in the preparation and filing of an application to list the Acquirer Common Stock for trading on a national securities exchange.

5.	In order to remedy a typographical error in the Agreement, Section 7.14(a)(D) of the Agreement is deleted in its entirety and replaced with the following:

(D) “Issued Shares” means collectively shares of Common Stock and Class A Preferred Stock of Acquirer issued to Trade Street Fund and BREF, as applicable, pursuant to the terms of this Agreement.

6.	The BREF Disclosure Schedules are amended to delete in their entirety the following schedules and to replace the same with the schedules attached hereto as Exhibit A, which schedules are incorporated by reference and made a part of the BREF Disclosure Schedule: Schedule A, Schedule B, Schedule 1.6, Schedule 3.3(i), and Schedule 4.3(j).

7.	Recital M, Section 1.8, Section 4.2(h) and Section 4.2(i) of the Agreement are hereby amended to change the record date for the payment of the Special Distribution and the issuance of the Warrants from the close of business on the day immediately prior to the Closing Date to May 17, 2012.

8.	The Acquirer Disclosure Schedules are amended to delete in their entirety the following schedules and to replace the same with the schedules attached hereto as Exhibit B, which schedules are incorporated by reference and made a part of the Acquirer Disclosure Schedule: Schedule 3.1(d) and Schedule 3.1(n).

9.	Except as expressly amended hereby, the Agreement is and shall remain in full force and effect in accordance with its original terms and conditions.

10.	This Amendment may be executed in one or more counterparts and may be delivered by facsimile or electronic mail, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

[Signature Page to First Amendment to Contribution Agreement]

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment to Contribution Agreement as of the Effective Date.

TRADE STREET FUND:		TRADE STREET CAPITAL:

Trade Street Property Fund I, LP		Trade Street Capital, LLC

		By:	/s/ Michael Baumann
By: BSF-TSC GP, LLC, its general partner		Name:	Michael Baumann
		Title:	President
By:	/s/ Michael Baumann
Name:	Michael Baumann
Title:	President

BREF:

BCOM Real Estate Fund, LLC

By:	BCOM Investment Manager, LLLP, its managing member

	By:	BCOM Manager GP, Inc., its general partner

		By:	/s/ Michael Baumann
		Name:	Michael Baumann
		Title:	President

[Signature Page to First Amendment to Contribution Agreement]

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment to Contribution Agreement as of the Effective Date.

ACQUIRER:

Feldman Mall Properties, Inc.

By:	/s/ James W. Sight
Name:	James W. Sight
Title:	President

OPERATING PARTNERSHIP:

Feldman Equities Operating Partnership, LP

By:	Feldman Holdings Business Trust I, its general partner

By:	/s/ James W. Sight
Name:	James W. Sight
Title:	President

[Signature Page to First Amendment to Contribution Agreement]

The undersigned execute this First Amendment to Contribution Agreement in their capacities as the general partner and limited partners of Trade Street Investment Adviser, LLLP and acknowledge this First Amendment to Contribution Agreement to the extent it affects Section 3.2 of the Contribution Agreement.

GENERAL PARTNER:

Trade Street Adviser GP, Inc.

By:	/s/ Michael Baumann
Name:	Michael Baumann
Title:	President

LIMITED PARTNERS:

/s/ Michael Baumann
Michael Baumann

/s/ Heidi Baumann
Heidi Baumann

[Signature Page to First Amendment to Contribution Agreement]

The undersigned executes this First Amendment to Contribution Agreement and acknowledges this First Amendment to Contribution Agreement to the extent it affects Section 3.2 of the Contribution Agreement.

POST OAK JV PARTNER:

Post Oak Partners, LLC

By: Trade Street Residential, LLC, its manager

By:	/s/ Michael Baumann
Name:	Michael Baumann
Title:	Manager